SCHEDULE 14A
            Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934

                  Filed by the Registrant [   ]
         Filed by a Party other than the Registrant [X]

                   Check the appropriate box:
                [   ] Preliminary Proxy Statement [   ]
                Definitive Proxy Statement
               [X] Definitive Additional Materials
 [    ] Soliciting Material Pursuant to Section 240.14a-ll(c) or
                       Section 240.14a-12

              Family Steak Houses of Florida, Inc.
        (Name of Registrant as Specified In Its Charter)

                     Bisco Industries, Inc.
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[   ] $125  per  Exchange Act Rules 0-1 I(c)(l)(ii), 14a-6(i)(1),
      or 14a-6(i)(2).

[   ] $500  per  each  party  to  the  controversy  pursuant   to
      Exchange Act Rule 14a-6(i)(3)

[   ] Fee  computed  on table below per Exchange Act  Rules  14a
      6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)   Proposed maximum aggregate value of transaction:

     [    ]  Check  box  if  any part of the fee  is  offset  as
provided by Exchange Act Rule 0-1 I(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:
3)   Filing Party:
4)   Date Filed:








                       [BISCO LETTERHEAD]


May 9, 1997



Dear Fellow Shareholder (Family Steak Houses of Florida, Inc.),

Yes,  another letter!   I  am writing again  to  correct  a  few
misimpressions the Board has created about our tender offer and the kind of support we have been receiving.

       WHY HASN'T ANYONE RECEIVED MONEY FOR THEIR SHARES?

Contrary to the Board's statements, the reason we haven't purchased any shares yet is that Securities and Exchange Commission tender offer rules prohibit Bisco from purchasing shares until the expiration date of the offer, which has been extended to allow time for the conditions to the offer to be satisfied. Certain of these conditions, including elimination of the Poison Pill and "opting out" of the Control Share Act, are beyond our control and depend upon the successful outcome of our consent solicitation. The Board could easily satisfy these conditions, without wasting the Company's money, but they refuse to do so. The offer currently expires May 23, 1997. We hope that before that date we will be able to present the Board the successful results of our consent solicitation, and that the Board will promptly take action to redeem the Poison Pill. BISCO INTENDS TO PURCHASE TENDERED SHARES ON THE EXPIRATION DATE, PROVIDED THAT THE CONDITIONS TO THE OFFER HAVE BEEN SATISFIED.

      DO THE COMPANY'S SHAREHOLDERS SUPPORT BISCO?  YES!!!

To date, over 2.1 million shares have been tendered pursuant to our offer (Bisco is only seeking to buy 2.6 million shares) with more shares coming in daily. If you add these to the shares we already own, THE HOLDERS OF OVER 25% OF THE COMPANY'S SHARES BELIEVE OUR OFFER IS FAIR. We have been receiving positive responses to our consent materials from these shareholders, as well as shareholders who are not tendering their shares in our offer. WE BELIEVE THAT A MAJORITY OF THE SHAREHOLDERS WILL SUPPORT OUR EFFORTS.

                       IT'S NOT TOO LATE!
    PLEASE EXECUTE AND RETURN YOUR GOLD CONSENT CARD TODAY!!!

If you have any questions, please call me at 714 -283-7140 or call Bisco's Information Agent, Garland Associates, Inc., at
(800) 455-6034 (toll free) or (212) 866-0095 (collect).

Thank you for your time, consideration and support on this important matter.

Sincerely,


Mr. Glen F. Ceiley
President and CEO